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                                                                    Exhibit 3.86

                            ARTICLES OF ORGANIZATION

                                       OF

                        NAPLES LAKES COUNTRY CLUB, L.L.C.

         1. Name. The name of this limited liability company is NAPLES LAKES COUNTRY CLUB, L.L.C., a Florida limited liability company (the "Company").

         2. Duration. The Company shall exist from the date of filing of these Articles of Organization with the Florida Secretary of State, and the Company's existence shall be perpetual.

         3. Purpose. The Company is organized for the purpose of transacting all lawful activities and businesses that may be conducted by a limited liability company under the laws of Florida.

         4. Place of Business. The mailing and street address of the Company's principal office is 28341 S. Tamiami Trail, Suite D, Bonita Springs, FL 34134.

         5. Registered Agent and Office. The name of the initial registered agent of the Company is Steven M. Samaha. The street address of the initial registered agent of the Company is 201 North Franklin Street, Suite 2100, Tampa, Florida 33602.

         6. Additional Members. Additional members to the Company may be admitted, but only upon the unanimous consent of all members of the Company at the time admission is sought.

         7. Management of the Company. The Company shall be managed by a manager or managers in accordance with the Operating Agreement adopted by all of the members and is, therefore, a manager-managed company.

         The undersigned executed these Articles of Organization effective as of the 9th day of November, 1999. (In accordance with Section 608.408(3), Florida Statutes, the execution of these Articles constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

                                       MEMBER:
                                       TBI/NAPLES LIMITED PARTNERSHIP,
                                       a Florida limited partnership
                                       By:  TOLL FL GP CORP.,
                                       A Florida corporation,
                                       its General Partner


                                       By: Edward D. Weber
                                           ----------------------------------
                                       Print Name: Edward D. Weber
                                                   --------------------------
                                       Its: Vice President
                                            ---------------------------------
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                         ACCEPTANCE BY REGISTERED AGENT



         Having been named Registered Agent and designated to accept service of process for the within-named Company, at the place designated herein, and being familiar with the obligations of that position, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                            Steven M. Samaha
                                            ------------------------------------
                                            Steven M. Samaha
Dated: 11-9-99
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